UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2010, Empire Resorts, Inc. (the “Company”) appointed Emanuel R. Pearlman to the Board of Directors of the Company.  Mr. Pearlman will serve as a Class III director, with a term expiring at the Company’s annual meeting of stockholders held during the calendar year 2012.

Mr. Pearlman was appointed to the Company’s Board of Directors pursuant to the recommendation of Kien Huat Realty III Limited (“Kien Huat”), the Company’s largest stockholder.  Under the terms of the Investment Agreement, dated as of August 19, 2009, by and between Kien Huat and the Company (the “Investment Agreement”), Kien Huat is entitled to recommend three directors whom the Company is required to cause to be elected or appointed to its Board of Directors (such directors, the “Board Representatives”), subject to the satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee of the Board.  Kien Huat  will be entitled to recommend three Board Representatives under the terms of the Investment Agreement for so long as it owns at least 24% of the voting power of the Company outstanding at such time, after which the number of Board Representatives whom Kien Huat  will be entitled to designate for election or appointment to the Board of Directors will be reduced as follows:  (i) to two, for so long as Kien Huat  owns capital stock of the Company with at least 16% of the voting power of the Company; (ii) to one, for so long as Kien Huat  owns capital stock of the Company with at least 8% (but less than 16%) of the voting power of the Company; and (iii) to zero, at such time that Kien Huat  owns no capital stock or capital stock with less than 8% of the voting power of the Company.

Mr. Pearlman, age 50, has more than 20 years of experience in investing, finance, operations, and advisory positions with publicly-traded and private companies. Mr. Pearlman is the founder and Chief Executive Officer of Liberation Investment Group (“Liberation”), a New York-based investment management and financial consulting firm.  Prior to founding Liberation, Mr. Pearlman served as the Executive General Partner of Gemini Partners, L.P. and Gemini Partners II, L.P., private investment partnerships that specialized in strategic block investing and financial consulting, from 1988 to 2002.  From 2000 to 2001, Mr. Pearlman also served as the Chief Operating Officer of Vornado Operating Corporation, a publicly-traded company affiliated with Vornado Realty Trust.  His experience in the gaming industry includes serving as a consultant for Jackpot Enterprises, Inc. and Bally Entertainment Corporation, where he advised the companies on their business and financial activities. Mr. Pearlman also served as a director of Multimedia Games, Inc., a gaming technology developer and distributor, from 2006 to 2010.  Mr. Pearlman received a Bachelor of Arts degree in Economics from Duke University and a Master of Business Administration degree from the Harvard Graduate School of Business.

Item 8.01.	Other Events.

On June 1, 2010, the Company issued a press release announcing the appointment of Mr. Pearlman to the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release, issued by Empire Reports, Inc. on June 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: June 1, 2010	By:	/s/ Joseph A. D’Amato
		Name:	Joseph A. D’Amato
		Title:	Chief Executive Officer